SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             ONEIDA FINANCIAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------
     5)   Total fee paid:

          ---------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          --------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          --------------------------------------
     3)   Filing Party:

          --------------------------------------
     4)   Date Filed:

April 8, 2008

Dear Stockholder:

         We cordially invite you to attend the Annual Meeting of Stockholders of Oneida Financial Corp. The Annual Meeting will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, at 4:00 p.m., Eastern Time, on May 6, 2008.

         The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of Oneida Financial Corp. Directors and officers of Oneida Financial Corp., as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of Oneida Financial Corp.

         The Annual Meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of Crowe Chizek and Company LLC as Oneida Financial Corp.'s independent registered public accounting firm for fiscal year 2008.

         The Board of Directors of Oneida Financial Corp. has determined that the matters to be considered at the Annual Meeting are in the best interests of Oneida Financial Corp. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

         On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,


/s/ Michael Kallet

Michael R. Kallet
President and Chief Executive Officer

                             Oneida Financial Corp.
                                 182 Main Street
                             Oneida, New York 13421
                                 (315) 363-2000

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held On May 6, 2008

         Notice is hereby given that the Annual Meeting of Stockholders of Oneida Financial Corp. will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, on May 6, 2008 at 4:00 p.m., Eastern Time.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is being held for the purpose of considering and acting upon:

         1.       Election of three (3) directors to the Board of Directors;

         2. The ratification of the appointment of Crowe Chizek and Company LLC as independent registered public accounting firm for Oneida Financial Corp. for the fiscal year ending December 31, 2008; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 25, 2008, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Oneida Financial Corp.'s main office located at 182 Main Street, Oneida, New York 13421, for the 10 days immediately prior to the Annual Meeting. It also will be available for inspection at the Annual Meeting.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF ONEIDA FINANCIAL CORP. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

                                             By Order of the Board of Directors

                                             /s/ Eric E. Stickels
                                             Eric E. Stickels
                                             Secretary
Oneida, New York
April 8, 2008

                                 PROXY STATEMENT


                             Oneida Financial Corp.
                                 182 Main Street
                             Oneida, New York 13421
                                 (315) 363-2000


                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 6, 2008

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Oneida Financial Corp. to be used at the Annual Meeting of Stockholders of Oneida Financial Corp., which will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, on May 6, 2008, at 4:00 p.m., Eastern Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 8, 2008.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who sign and return proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Oneida Financial Corp. will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly signed and completed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

         The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any that may properly come before the Annual Meeting or any adjournments thereof.

         Proxies may be revoked by sending written notice of revocation to the Secretary of Oneida Financial Corp., at the address shown above, by delivering to Oneida Financial Corp. a duly executed proxy bearing a later date, or by attending the Annual Meeting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of Oneida Financial Corp. prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Holders of record of Oneida Financial Corp.'s common stock, par value $0.01 per share as of the close of business on March 25, 2008 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, Oneida Financial Corp. had 7,772,310 shares of Common Stock issued and outstanding, 4,309,750 of which were held by Oneida Financial, MHC, and 3,462,560 of which were held by stockholders other than Oneida Financial, MHC, the "Minority Stockholders". The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

         Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by directors individually, by executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of Oneida Financial Corp.'s outstanding shares of Common Stock. None of the shares beneficially owned by directors, executive officers or nominees to the board of directors have been pledged as security or collateral for any loans.

                                           Amount of Shares
                                           Owned and Nature    Percent of Shares
       Name and Address of                   of Beneficial      of Common Stock
        Beneficial Owners                    Ownership (1)        Outstanding
-------------------------------             ---------------    -----------------
Directors and Officers (2):

Michael R. Kallet                             187,342(4)             2.42%
Patricia D. Caprio                             36,050(5)             0.47
Edward J. Clarke                               26,126(6)             0.33
John E. Haskell                               119,824(7)             1.54
Rodney D. Kent                                 77,623(8)             1.00
Michael A. Miravalle                            2,875(9)             0.04
Richard B. Myers                               52,500(10)            0.68
Frank O. White, Jr.                            35,750(11)            0.46
Eric E. Stickels                               93,475(12)            1.21
Thomas H. Dixon                                88,310(13)            1.13
Marlene C. Denny                               14,900(14)            0.19
Gerald N. Volk                                 23,369(15)            0.30

All Directors and Executive Officers
  as a Group (12 persons) (3)                 758,144                9.77%

Principal Stockholders:

Oneida Financial, MHC (3)
182 Main Street
Oneida, New York 13421                      4,309,750               55.45%
-----------------------------
(1) A person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power.
(2) The mailing address for each person is listed as 182 Main Street, Oneida, New York 13421. (3) Oneida Financial Corp.'s executive officers and directors are also executive officers and directors of Oneida Financial, MHC, with the exception of John E. Haskell and Edward J. Clarke.
(4) Includes shared voting and investment power over 56,853 shares and sole voting and investment power over 130,489 shares; includes options to purchase 60,022 shares of common stock.
(5) Includes sole voting and investment power over 36,050 shares; includes options to purchase 6,750 shares of common stock.
(6) Includes shared voting and investment power over 7,615 shares and sole voting and investment power over 18,511 shares; includes options to purchase 6,444 shares of common stock.
(7) Includes shared voting and investment power over 55,067 shares and sole voting and investment power over 64,757 shares; includes options to purchase 6,750 shares of common stock.
(8) Includes shared voting and investment power over 11,250 shares and sole voting and investment power over 66,373 shares.
(9)  Includes sole voting and investment power over 2,875 shares
(10) Includes shared voting and investment power over 5,500 shares and sole voting and investment power over 47,000.
(11) Includes sole voting and investment power over 35,750 shares; includes options to purchase 6,750 shares of common stock.
(12) Includes shared voting and investment power over 22,181 shares and sole voting and investment power over 71,294 shares; includes options to purchase 25,473 shares of common stock.
(13) Includes shared voting and investment power over 11,482 shares and sole voting and investment power over 76,828 shares; includes options to purchase 20,707 shares of common stock.
(14) Includes sole voting and investment power over 14,900 shares; includes options to purchase 3,000 shares of common stock.
(15) Includes shared voting and investment power over 9,069 shares and sole voting and investment power over 14,300 shares; includes options to purchase 4,500 shares of common stock.

--------------------------------------------------------------------------------
                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
--------------------------------------------------------------------------------

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the three
(3) nominees proposed by the Board of Directors, or to "WITHHOLD AUTHORITY" to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

         As to the ratification of Crowe Chizek and Company LLC as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote "FOR" the ratification; (ii) vote "AGAINST" the ratification; or (iii) "ABSTAIN" from voting on such ratification. The affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required for the ratification of Crowe Chizek and Company LLC as the independent registered public accounting firm for the year ending December 31, 2008. Shares as to which the "ABSTAIN" box has been selected on the proxy card will be counted as shares represented and entitled to vote and will have the same effect as a vote against the matter. Broker non-votes are not considered represented at the annual meeting and entitled to vote on the matter.

         Management of Oneida Financial Corp. anticipates that Oneida Financial, MHC, the majority stockholder of Oneida Financial Corp., will vote all of its shares in favor of the matters set forth above. If Oneida Financial, MHC votes all of its shares in favor of each proposal, the approval of the election of the director nominees and the ratification of Crowe Chizek and Company LLC would be assured.

         The Board of Directors will designate an inspector of elections.

         Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares of Oneida Financial Corp.'s common stock be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF ONEIDA FINANCIAL CORP. WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED "FOR" EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         Oneida Financial Corp.'s Board of Directors is currently composed of ten (10) members. Oneida Financial Corp.'s Bylaws provide that approximately one-third of the directors are to be elected annually. Directors of Oneida Financial Corp. are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting to serve for a three-year period or until their respective successors shall have been elected and shall qualify. The nominating committee of the Board of Directors has nominated Edward J. Clarke, Rodney D. Kent and Richard B. Myers. Each of the nominees is currently a member of the Board of Directors. Marlene C. Denney's term and service to the Board of Directors of Oneida Financial Corp. expires effective at the Annual Meeting. The Board of Directors will be decreased to nine (9) members effective at the Annual Meeting.

         The table below sets forth certain information regarding the composition of Oneida Financial Corp.'s Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.


                                                                                       Shares of
                                                                                      Common Stock
                                                            Director      Term      Beneficially Owned     Percent
          Name (1)         Age*         Position Held       Since (2)   to Expire   On Record Date (3)    Of Class
----------------------   --------   ---------------------   ---------   ---------   ------------------   ----------
                                                            NOMINEES

Richard B. Myers            60             Director           1990         2008           77,623            1.00
Rodney D. Kent              60             Director           1990         2008           77,623            1.00
Richard B. Myers            72             Director           1981         2008           52,500            0.68

                                                DIRECTORS CONTINUING IN OFFICE

Patricia D. Caprio          59             Director           1985         2009           36,050            0.47
Frank O. White, Jr.         53             Director           1994         2009           35,750            0.46
Gerald N. Volk              66             Director           2002         2009           23,369            0.30
Michael R. Kallet           57        President and Chief     1997         2010          187,342            2.42
                                       Executive Officer
John E. Haskell             65             Director           1992         2010          119,824            1.54
Michael A. Miravalle        61             Director           2006         2010            2,875            0.04

-------------------------------
(1) The mailing address for each person listed is 182 Main Street, Oneida, New York 13421. Each of the persons listed, with the exception of John E. Haskell and Edward J. Clarke is also a director of Oneida Financial, MHC, which owns the majority of Oneida Financial Corp.'s issued and outstanding shares of Common Stock.
(2) Reflects initial appointment to the Board of Trustees of the mutual predecessor to The Oneida Savings Bank if prior to 1998.
(3) See footnotes in the table in "Voting Securities and Principal Holders Thereof."
*    At December 31, 2007.

         The principal occupation during the past five years of each director and executive officer is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

         Directors

         Michael R. Kallet is President and Chief Executive Officer of Oneida Financial Corp. and The Oneida Savings Bank. Mr. Kallet has been President and Chief Executive Officer since March 1990. Mr. Kallet joined The Oneida Savings Bank in 1983 as an executive officer.

         Patricia D. Caprio is the Director of Development Programs at Colgate University.

         Edward J. Clarke is the former President of Kennedy & Clarke, Inc., a property and casualty insurance agency located in Cazenovia, New York, which was acquired by Oneida Financial Corp. in July 2002. Mr. Clarke is employed by Bailey & Haskell Associates, Inc., the insurance subsidiary of Oneida Financial Corp.

         John E. Haskell is the President and Chief Executive Officer of Bailey & Haskell Associates, Inc., the insurance subsidiary of Oneida Financial Corp. located in Oneida, New York.

         Rodney D. Kent is the President and Chief Operating Officer of International Wire Group, an international manufacturer of wire products.

         Richard B. Myers is the Retired President of Orthodontic Associates of C.N.Y., P.C. a clinical orthodontic practice located in Oneida, New York and Norwich, New York.

         Frank O. White, Jr. is the former Assistant Director of Athletics at Colgate University. Until January 1998, Mr. White was the President and Chief Executive Officer of Mid-State Raceway, Inc. located in Vernon, New York.

         Gerald N. Volk is the President of Prima International Trading, a mining and construction equipment trading company located in Syracuse, New York. Mr. Volk was previously a director of SBC Financial Corporation.

         Michael A. Miravalle is the former Chief Executive Officer and founder of Dolphin Technology and Dolphin Cybersciences both located in the Griffiss Business and Technology Park in Rome, New York until the sale of the company in 2007.

         Executive Officers who are not Directors

         Eric E. Stickels, age 46, has been Executive Vice President, Secretary and Chief Financial Officer of Oneida Financial Corp. since April 2003, and Executive Vice President and Chief Financial Officer of The Oneida Savings Bank since January 2003. Prior to that time, Mr. Stickels held a variety of positions at The Oneida Savings Bank, most recently Senior Vice President and Chief Financial Officer. Mr. Stickels has been associated with The Oneida Savings Bank since 1982.

         Thomas H. Dixon, age 53, has been Executive Vice President of Oneida Financial Corp. since April 2003 and Executive Vice President and Chief Credit Officer of The Oneida Savings Bank since January 2003. Prior to that, Mr. Dixon held the position of Senior Vice President-Credit Administration and has been associated with The Oneida Savings Bank since January 1996. Mr. Dixon was previously affiliated with Oneida Valley National Bank in various capacities since 1982.

Board Independence

         With the exception of Mr. Kallet, Mr. Haskell and Mr. Clarke, the Board of Directors has determined that each of Oneida Financial Corp.'s directors qualifies as an independent director under the listing requirements for NASDAQ listed companies. The independent directors constitute a majority of the Board of Directors. Mr. Kallet is not considered independent because he is an executive officer of Oneida Financial Corp. Messrs. Haskell and Clarke are not considered independent because they are employed by Bailey & Haskell Associates, Inc., a subsidiary of Oneida Financial Corp.

         From time to time, Oneida Savings Bank makes loans to its directors and executive officers and related persons or entities. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectability nor present other unfavorable features. The Board does not believe that originating these loans affect the independence of our board members.

Ownership Reports by Officers and Directors

         The Common Stock of Oneida Financial Corp. is registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The officers and directors of Oneida Financial Corp. and beneficial owners of greater than 10% of Oneida Financial Corp.'s Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in Oneida Financial Corp.'s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of Oneida Financial Corp.'s Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on Oneida Financial Corp.'s review of such ownership reports, it was determined that (i) Thomas Dixon failed to file one Form 4 on a timely basis reporting an aggregate of one late transaction; and (ii) Richard Myers failed to file one Form 4 on a timely basis reporting an aggregate of one late transaction; and (iii) Rodney Kent failed to file one Form 4 on a timely basis reporting an aggregate of one late transaction; and (iv) Michael Kallet failed to file on Form 4 on a timely basis reporting an aggregate of three late transactions. Based on Oneida Financial Corp.'s review of such ownership reports, Oneida Financial Corp. believes that no other officer or director of Oneida Financial Corp. failed to timely file such ownership reports for the fiscal year ended December 31, 2007.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

         The business of Oneida Financial Corp.'s Board of Directors is conducted through meetings and activities of the Board of Directors and its committees. During the year ended December 31, 2007, the Board of Directors held 13 regular and special meetings. During the year ended December 31, 2007, all directors attended at least 75% percent of the total meetings of the Board of Directors of Oneida Financial Corp. and committees on which such director served. Pursuant to the NASDAQ's listing requirements, the independent members of the Board of Directors met in "executive sessions" without the presence of management. The Board of Directors expects that these meetings occur bi-annually in conjunction with regularly scheduled meetings of the full Board of Directors.

         Executive Committee

         The executive committee consists of the following five directors of Oneida Financial Corp.: Messrs. Myers, Kent, Caprio, Haskell, and Kallet. The executive committee meets as necessary when the Board of Directors is not in session to exercise general control and supervision in all matters pertaining to the interests of Oneida Financial Corp., subject at all times to the direction of the Board of Directors.

         Nominating Committee

         The nominating committee currently consists of directors Kent, Myers, and Caprio, each of whom is independent pursuant to the NASDAQ's listing requirements. Oneida Financial Corp.'s Board of Directors has adopted a written charter for the nominating committee, which is available on Oneida Financial Corp.'s website at www.oneidabank.com. During the year ended December 31, 2007,
                   ------------------
the Board of Directors acting as the nominating committee met one (1) time.

         The functions of the nominating committee include the following:

         o to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval;

         o to review and monitor compliance with the requirements for board independence; and

         o to review the committee structure and make recommendations to the Board of Directors regarding committee membership.

         The nominating committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to Oneida Financial Corp.'s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the nominating committee or the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the nominating committee would solicit suggestions for director candidates from all board members. In addition, the nominating committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The nominating committee would seek to identify a candidate who at a minimum satisfies the following criteria:

         o has personal and professional ethics and integrity and whose values are compatible with Oneida Financial Corp.'s;

         o has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

         o is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for Board of Directors and committee meetings;

         o is familiar with the communities in which Oneida Financial Corp. operates and/or is actively engaged in community activities;

         o is involved in other activities or interests that do not create a conflict with his or her responsibilities to Oneida Financial Corp. and its stockholders; and

         o has the capacity and desire to represent the balanced, best interests of the stockholders of Oneida Financial Corp. as a group, and not primarily a special interest group or constituency.

         The nominating committee also takes into account whether a candidate satisfies the criteria for "independence" under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

         Procedures for Stockholder Recommendations for Nomination of Directors. The nominating committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the nominating committee will consider candidates submitted by Oneida Financial Corp.'s stockholders. Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary, at 182 Main Street, Oneida, New York 13421. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of Oneida Financial Corp.'s proxy materials for the preceding year's annual meeting. The submission must include the following information:


         o the name and address of the stockholder as they appear on Oneida Financial Corp.'s books, and number of shares of Oneida Financial Corp.'s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

         o the name, address and contact information for the candidate, and the number of shares of common stock of Oneida Financial Corp. that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

         o a statement of the candidate's business and educational experience;

         o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

         o a statement detailing any relationship between the candidate and Oneida Financial Corp.;

         o a statement, if known, detailing any relationship between the candidate and any customer, supplier or competitor of Oneida Financial Corp.;

         o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

         o a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

         A nomination submitted by a stockholder for presentation at the annual meeting of stockholders must comply with the procedural and informational requirements described in "Other Matters and Advance Notice Procedures."

         The nominating committee did not receive any security holder recommended nominations for inclusion in this proxy statement, pursuant to the procedures set forth in Oneida Financial Corp.'s By-laws.

         There have been no material changes to these procedures since they were previously disclosed in our proxy statement for the 2007 Annual Meeting of Stockholders.

         Audit Committee

         The Board of Directors has adopted a written charter for the audit committee, which is available on Oneida Financial Corp.'s website at www.oneidabank.com. The audit committee consists of the following directors of
------------------
Oneida Financial Corp.: Messrs. Kent, Miravalle, Volk and White. The audit committee meets at least quarterly to examine and approve the audit report prepared by the independent registered public accounting firm of The Oneida Savings Bank, to review and recommend the independent registered public accounting firm to be engaged by Oneida Financial Corp., to review the internal audit function and internal accounting controls of Oneida Financial Corp., and to review and approve audit policies. In addition, the Audit Committee meets with the independent registered public accounting firm to review the results of the annual audit and other related matters. The Audit Committee also meets twice a year with Oneida Financial Corp.'s independent registered public accounting firm. The audit committee met four (4) times during the year ended December 31, 2007.

         Each member of the audit committee is "independent" as defined in the listing standards for NASDAQ-listed companies and under Rule 10A-3 of the Exchange Act. Each member of the audit committee is able to read and understand financial statements, and no member of the audit committee has participated in the preparation of Oneida Financial Corp.'s or The Oneida Savings Bank's, or any of The Oneida Savings Bank's subsidiaries', financial statements during the past three years. Director Kent is deemed by Oneida Financial Corp. to be an "audit committee financial expert." Director Kent has an understanding of generally accepted auditing principles (GAAP) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that Oneida Financial Corp. reasonably expects to be raised by Oneida Financial Corp.'s financial statements. Director Kent has acquired these attributes through employment as an executive officer of International Wire Group. Director Kent has been directly involved in the supervision and oversight of financial officers and the preparation of financial statements and has some educational experience in accounting and economics.

         The audit committee reviews and approves all related-party transactions of Oneida Financial Corp. and The Oneida Savings Bank, which would be required to be disclosed under applicable Exchange Act rules.

Audit Committee Report

         In accordance with rules recently established by the Securities and Exchange Commission, the audit committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the audit committee has:

         o Reviewed and discussed with management and Oneida Financial Corp.'s independent registered public accounting firm, Oneida Financial Corp.'s audited consolidated financial statements for the fiscal year ended December 31, 2007;

         o Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

         o Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm their independence from Oneida Financial Corp.; and

         o Considered the compatibility of non-audit services described above with maintaining auditor independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Oneida Financial Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and be filed with the Securities and Exchange Commission. In addition, the audit committee approved the appointment of Crowe Chizek and Company LLC as the independent registered public accounting firm of Oneida Financial Corp. for the fiscal year ending December 31, 2008, subject to the ratification of this appointment by Oneida Financial Corp.'s stockholders.

              This report has been provided by the audit committee:

                      Rodney D. Kent, Michael A. Miravalle,
                     Frank O. White, Jr. and Gerald N. Volk.
                               ------------------

         Compensation Committee

Compensation Committee Interlocks and Insider Participation

         The Board of Directors of The Oneida Savings Bank, meeting in an "executive session" which includes only independent directors, determines the salaries to be paid each year to The Oneida Savings Bank's officers. The Compensation Committee of Oneida Financial Corp., meeting in an "executive session" including only independent directors, determine the base salaries to be paid each year to the named Executives of Oneida Financial Corp. Michael R. Kallet, the President and Chief Executive Officer, is also a director of Oneida Financial Corp. and The Oneida Savings Bank. Mr. Kallet has not in the past, and will not in the future, be present during board deliberations or participate in the Board of Directors' determination of compensation for the President and Chief Executive Officer.

         During the year ended December 31, 2007, (i) no executive served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on Oneida Financial Corp.'s Compensation Committee; (ii) no executive officer of the company served as a director of another entity, one of whose executive officers served on the Compensation Committee of Oneida Financial Corp.; and
(iii) no executive officer of the company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Oneida Financial Corp.

Compensation Committee Report

         The Compensation Committee of Oneida Financial Corp., meeting in an "executive session" which includes only independent directors, has reviewed and discussed the section of this proxy statement entitled "Compensation Discussion and Analysis" with management. Based on this review and discussion, the independent directors, acting as the Compensation Committee, recommended to the Board of Directors of Oneida Financial Corp. that the "Compensation Discussion and Analysis" be included in this proxy statement.

         This report has been provided by the Board of Directors: Michael R. Kallet, Patricia D. Caprio, Edward J. Clarke, John E. Haskell, Rodney D. Kent, Michael A. Miravalle, Richard B. Myers, Frank O. White, Jr., Marlene C. Denney and Gerald N. Volk. Directors Kallet, Clarke and Haskell did not participate in the determination of the Chief Executive Officer's compensation.

Compensation Discussion and Analysis

         Executive Compensation Policies are designed to provide competitive levels of compensation, to assist Oneida Financial Corp. in attracting and retaining qualified executives and to encourage superior performance. In determining levels of our Executive Officers' overall compensation, the Compensation Committee considers the qualifications and experience of the executives, the size of Oneida Financial Corp. and the complexity of its operations, the financial condition, including recurring income, of Oneida Financial Corp., the compensation paid to other persons employed by us and the compensation paid to persons having similar duties and responsibilities in comparable financial institutions. Compensation paid or awarded to Oneida Financial Corp. Executive Officers in 2007 consisted of the following components: base salary, incentive compensation and retirement and other benefits.


BASE SALARY. The Compensation Committee reviews executive base salaries annually. Base salary is intended to signal the internal value of the position and to track with the external marketplace. All current Executive Officers presently serve pursuant to employment agreements that provide for a minimum base salary that may not be reduced without the consent of the Executive Officer. In establishing the fiscal 2007 salary for each Executive Officer, the Compensation Committee considered the officer's responsibilities, qualifications and experience, our size and the complexity of our operations, the financial condition of the Company (based on levels of recurring income, asset quality and capital), and compensation paid to persons having similar duties and responsibilities in comparable financial institutions.

CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee, in determining the compensation for the Chief Executive Officer, considers Oneida Financial Corp.'s size and complexity, financial condition and results, including progress in meeting strategic objectives. Mr. Kallet's fiscal 2007 base salary was $278,065, an increase of 7.4% compared to $259,000 in 2006. Part of the increase in salary is due to a merit increase given for the successful acquisition and integration of the National Bank of Vernon that took place in 2007. Oneida Financial Corp. annually reviews compensation data derived from public filings of similarly situated publicly traded financial institutions. The Compensation Committee also reviews compensation survey data compiled by independent industry sources. For 2007, the Compensation Committee concluded that total compensation for the Chief Executive Officer and other Executive Officers was reasonable in comparison to similarly situated publicly traded financial institutions.

INCENTIVE COMPENSATION. Incentive compensation consists of annual cash incentives awarded under our Performance Based Compensation Plan ("PBCP") and long-term stock incentive awards under our 2006 Recognition and Retention Plan.

         The Compensation Committee designed the PBCP in order to link potential payout with our stockholders interests. The Committee reviews the PBCP annually. The Compensation Committee establishes corporate performance objectives at the beginning of each year. For 2007, the primary corporate financial performance objective was based on the Company attaining a certain targeted Earnings Per Share ("EPS") growth levels, Return on Asset ("ROA") and Return on Equity ("ROE"). Performance levels below the target level result in no PBCP payment being made. Performance levels exceeding the target by specified percentages may result in increasing PBCP payments based on a four-tiered structure. In 2007, certain named executives, including Mr. Kallet, Mr. Stickels and Mr. Dixon were eligible to receive an incentive award. The Compensation Committee may, at their discretion, modify or interpret the plan from time to time, to negate the effects of certain non-recurring increases or decreases in the EPS level. Variable compensation for named executives Mr. Haskell and Mr. Catanzarita is provided in the form outlined in their respective written employment agreements.

         The purpose of Oneida Financial Corp. 2006 Recognition and Retention Plan is to provide an additional incentive to certain officers to work to maximize stockholder value. Stock awarded in 2006 vests 20% in the year of the award with the remainder vesting ratably over the next four years. This approach is designed to act as a retention device for key employees and to encourage employees to take into account the long-term interests of Oneida Financial Corp. In making the stock grants to Mr. Kallet and certain named Executive Officers in 2006, the Compensation Committee took into account the duties and responsibilities of the Executive Officers. Accordingly, Messrs. Kallet, Stickels, Dixon and Haskell were awarded 20,000, 10,000, 10,000 and 2,000 shares, respectively. Full vesting of the shares underlying the 2006 awards will occur as of December 31, 2010 for Messrs. Kallet, Stickels, Dixon and Haskell, provided that the executive is then employed by the Company. In the event of the executive's death, disability or retirement, the termination of the executive's employment by Oneida Financial Corp. or Oneida Savings Bank without cause (as defined in the plan) or the termination of the executive's employment by the executive for good reason (as defined in the plan), these shares will become immediately vested and be distributed to the executive (or his beneficiary in the event of his death) as soon as practicable. Commencing February 6, 2007, dividends are being paid on the 2006 award shares.

RETIREMENT AND OTHER BENEFITS. In addition to the compensation paid to Executive Officers as described above, Executive Officers received, along with and on the same terms as other employees, certain life, health and disability benefits and benefits pursuant to our 401(k) plan and ESOP and Defined Benefit plans. All of our named executives were eligible to participate in the 401(k) Plan during 2007. Mr. Kallet, Mr. Stickels, Mr. Dixon, Mr. Haskell and Mr. Catanzarita were 100% vested. The 401(k) Plan provides that an eligible employee may elect to defer up to the Internal Revenue Code Section 402(g) limit, of his or her salary for retirement (subject to a maximum limitation for 2007 of $15,500), and that we will provide a matching contribution of 100% of the first 3% of the employee's salary and a matching contribution of 50% of the next 4% of the employee's salary. These contributions were made in the form a cash contribution and invested at the direction of the employee to the Plan trustee. Compensation taken into account under the Plan cannot exceed $225,000 for 2007. Our Board may amend or terminate this Plan at any time.

Evaluation of disclosure controls and procedures

         Oneida Financial Corp. has adopted controls and other procedures which are designed to ensure that information required to be disclosed in this Proxy Statement and other reports filed with the Securities and Exchange Commission is recorded, processed, summarized and reported within time periods specified by the Securities and Exchange Commission. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the year (the "Evaluation Date"). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in this Proxy Statement.

Communications with the Board of Directors

         Any stockholder who wishes to contact Oneida Financial Corp.'s Board of Directors or an individual director may do so by writing to: Board of Directors, Oneida Financial Corp., 182 Main Street, Oneida, New York 13421. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or individual director as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee of Oneida Financial Corp., and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

         Oneida Financial Corp. has established separate procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters, as required by Section 301 of the Sarbanes-Oxley Act of 2002. Such communications may be submitted to the Chairman of the Audit Committee by telephoning (315) 366-3705. Alternatively, such communications may be submitted in writing to the following address: Rodney D. Kent, Chairman of Audit Committee, Oneida Financial Corp., 182 Main Street, Oneida, New York 13421.

Attendance at Annual Meeting of Stockholders

         Oneida Financial Corp. does not have a policy regarding director attendance at annual meetings of stockholders. Eleven (11) directors attended the prior year's annual meeting of stockholders.

Code of Ethics

         Oneida Financial Corp. has adopted a Code of Ethics that is applicable to the officers, directors and employees of Oneida Financial Corp., including Oneida Financial Corp.'s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on Oneida Financial Corp.'s website at www.oneidabank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on Oneida Financial Corp.'s website.

Summary Compensation Table

         The following table shows the compensation of Michael R. Kallet, our principal executive officer, Eric E. Stickels, our principal financial officer and three other executive officers who received total compensation of $100,000 during the past fiscal year for services to the company or any of its subsidiaries during the year ended December 31, 2007.

----------------------------------------------------------------------------------------------------------------------------
                                              Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------
                                                                                          Change in
                                                                                           pension
                                                                                            value
                                                                                          and non-
                                                                            Non-equity    qualified
                                                                            incentive     deferred
                                                        Stock                   plan      compensation   All other
                                                        awards    Option   compensation    earnings    compensation
       Name and                  Salary      Bonus        ($)     awards        ($)           ($)          ($)       Total
  Principal Position    Year      ($)         ($)         (1)       ($)         (2)           (3)          (4)        ($)
----------------------------------------------------------------------------------------------------------------------------
Michael R. Kallet,      2007    $278,065   $      --         --      --       $61,680      $ 18,224     $  63,923   $421,892
President and Chief   ------------------------------------------------------------------------------------------------------
Executive Officer       2006    $259,000   $      --   $228,800      --       $64,369      $ 17,303     $  63,593   $633,065
----------------------------------------------------------------------------------------------------------------------------
Eric E. Stickels,       2007    $166,460   $      --         --      --       $30,840      $  5,668     $  29,909   $232,877
Executive Vice        ------------------------------------------------------------------------------------------------------
President               2006    $156,000   $      --   $114,400        --     $32,185      $  5,381     $  27,076   $335,042
Financial Officer
----------------------------------------------------------------------------------------------------------------------------
Thomas H. Dixon,        2007    $166,460   $      --        --       --       $30,840      $  2,901     $  29,691   $229,892
Executive Vice        ------------------------------------------------------------------------------------------------------
President and Chief     2006    $156,000   $      --   $114,400      --       $32,185      $  2,755     $  27,403   $332,743
Credit Officer
----------------------------------------------------------------------------------------------------------------------------
John E. Haskell         2007    $181,125   $      --         --      --       $41,667      $  2,103     $  62,085   $286,980
President             ------------------------------------------------------------------------------------------------------
Bailey & Haskell        2006    $175,000   $      --   $ 22,880      --       $31,311      $  1,997     $  56,408   $287,516
Associates, Inc.
----------------------------------------------------------------------------------------------------------------------------
John F. Catanzarita     2007    $157,500   $      --         --      --       $    --      $     --     $  34,509   $192,009
President             ------------------------------------------------------------------------------------------------------
Benefit Consulting      2006    $122,500   $      --         --      --       $    --      $     --     $  22,249  $144,749
Group, Inc.
----------------------------------------------------------------------------------------------------------------------------

(1) Represents the Fair Market Value as completed under FAS 123R of stock awarded under the Oneida Financial Corp. 2006 Recognition and Retention Plan. Messrs. Kallet, Stickels, Dixon and Haskell were awarded 20,000, 10,000, 10,000 and 2,000 shares, respectively. The shares vest ratably over five years with the first 20% vested on December 31, 2006.

(2) This column represents bonuses under our Performance Based Compensation Plan earned based upon financial targets achieved in the specified year and to be paid in April 2007 and April, 2008, respectively for Messrs. Kallet, Stickels and Dixon. Mr. Haskell's non-equity incentive compensation is based upon criteria established in his employment agreement with the Company.

(3) This column represents the above market change in value of the Executive's hypothetical account balance in the Retirement Accumulation Plan of Oneida Savings Bank, a non-contributory defined benefit pension plan utilizing a cash balance plan design.

(4) This column reflects the Company's contributions to the 401(k) Plan and Employee Stock Ownership Plan ("401(k)" and "ESOP"). Employer matching 401(k) contributions for Messrs. Kallet, Stickels, Dixon, Haskell and Catanzarita in 2007 were $11,250, $9,932, $8,137, $9,277 and $7,875 respectively. Employer contributions to the ESOP for Messrs. Kallet, Stickels, Dixon, Haskell and Catanzarita in 2007 were $5,747, $5,064, $5,055, $5,314 and $4,007 respectively. Also included in this column are costs to the corporation for disability plan agreements and life insurance plans, as well as coverage under a supplemental executive life and disability plan; such payments for Messrs. Kallet, Stickels, Dixon, Haskell and Catanzarita in 2007 were $9,229, $3,148, $4,784, $2,306 and $1,418 respectively. Employer matching 401(k) contributions for Messrs. Kallet, Stickels, Dixon, Haskell and Catanzarita in 2006 were $11,040, $9,086, $7,800, $8,438 and $7,425 respectively. Employer contributions to the ESOP for Messrs. Kallet, Stickels, Dixon, Haskell and Catanzarita in 2006 were $7,818, $6,330, $6,330, $6,307 and $0 respectively. Also included in this column are costs to the corporation for disability plan agreements and life insurance plans, as well as coverage under a supplemental executive life and disability plan; such payments for Messrs. Kallet, Stickels, Dixon, and Haskell in 2006 were $9,065, $3,079, $4,647 and $3,768 respectively.

         In addition, in 2007 Messrs. Kallet, Stickels, Dixon and Haskell received cash dividends on restricted stock of $7,680, $3,840, $3,840, and $768 respectively. In 2006 Messrs. Kallet, Stickels, Dixon and Haskell received cash dividends on restricted stock of $4,600, $2,300, $2,300, and $460 respectively. Mr. Kallet and Mr. Haskell receive board fees as members of the Oneida Financial Corp.'s Board of Directors (employee directors receive monthly meeting fees for The Oneida Savings Bank Board of Directors meetings and an annual retainer, but do not receive committee attendance fees). During 2007 Mr. Kallet received $13,550 and Mr. Haskell received $19,350 in board fees. During 2006 Mr. Kallet received $11,500 and Mr. Haskell received $17,000 in board fees. Messrs. Kallet, Haskell and Catanzarita have the use of a company owned or leased vehicle, which for 2006 was valued at $9,094, $13,860 and $5,438, respectively and for 2007 was valued at $4,223, $17,809 and $7,419, respectively. Oneida Financial Corp. also reimburses the Named Executives for the payment of various club dues and memberships which for 2006 for Messrs. Kallet, Stickels, Dixon, Haskell and Catanzarita were $5,090, $895, $940, $6,575 and $4,000 respectively. For 2007, the payments for club dues and memberships totaled $5,344, $1,025, $975, $7,024 and $6,890 respectively.

         Employment Agreements. Messrs. Kallet, Dixon and Stickels have entered into substantially identical employment agreements between the executive, The Oneida Savings Bank and Oneida Financial Corp. Each agreement was originally executed on June 1, 2007 and each is expiring on May 31, 2010 ("Employment Term"). Prior to the expiration of the Employment Term, the parties may negotiate for renewal or extension of their agreement. If new employment terms are not reached, the agreements will automatically be extended for an additional 12-month period. Under the agreements, the current Base Salaries for Messrs. Kallet, Dixon and Stickels are $278,065, $166,460, and $166,460, respectively. Part of the increases in salaries over 2006 was due to merit increases given for the successful acquisition and integration of the National Bank of Vernon that took place in 2007. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreements provide for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreements provide for termination of executive by The Oneida Savings Bank for cause at any time. In the event The Oneida Savings Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from The Oneida Savings Bank (such resignation to occur within the period or periods set forth in the employment agreement) upon (i) failure to re-elect the executive to his current position, (ii) a material adverse change in the executive's positions, duties, responsibilities, title or status, or relocation of his principal place of employment by more than 25 miles from The Oneida Savings Bank's Oneida, New York office, (iii) any action by The Oneida Savings Bank or Company that would materially reduce executive's benefits under any benefit plan of The Oneida Savings Bank or Oneida Financial Corp., (iv) a reduction of executive's Base Salary, or (v) any material breach of the agreement by The Oneida Savings Bank, the executive would be entitled to severance pay in a lump sum amount equal to the greater of the Base Salary due to executive for the remaining term of the agreement, or for a period of six (6) months, whichever is greater. Assuming this triggering event occurred on December 31, 2007 payments to Messrs Kallet, Stickels and Dixon in the amounts of $671,990, $402,278 and $402,278 would have been payable by the Company. The Oneida Savings Bank also would continue the executive's medical, dental and life insurance coverage for 18 months from the date of termination. This obligation would equate to an approximate expense over 18 months of $13,810, $11,780 and $12,870, respectively for Messrs. Kallet, Stickels and Dixon. In the event the payments to the executive include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

         In the event executive's employment is terminated involuntarily for reasons other than cause, death or disability, or if executive voluntarily terminates employment for reasons that amount to constructive termination under executive's agreement, in either case within 6 months before or 12 months following a change in control of The Oneida Savings Bank or Company, executive shall be paid a lump sum cash severance payment equal to 2.99 times the average annual compensation paid to executive and includible in executive's gross income during the five calendar years immediately preceding the year during which the change in control occurs. Assuming this triggering event occurred on December 31, 2007 a payment to Messrs Kallet, Stickels and Dixon in the amounts of $831,414, $497,715 and $497,715 would have been payable by the Company. Executive will also be provided at no cost to executive continued coverage under medical, dental and life insurance plans of The Oneida Savings Bank or Company, or the cash equivalent of such benefits, for 18 months following executive's termination of employment. This obligation would equate to an approximate expense over 18 months of $13,810, $11,780 and $12,870, respectively for Messrs. Kallet, Stickels and Dixon. The provisions relating to payment of Base Salary and other benefits to executive in the event of a change in control apply even if the Employment Term has expired. In the event the payments to the executive include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

         In the event of executive's disability for a period of twenty-six consecutive weeks ("Disability Period"), The Oneida Savings Bank may terminate the agreement provided that The Oneida Savings Bank will be obligated to pay executive his Base Salary and benefits under benefit plans of The Oneida Savings Bank during the Disability Period, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by The Oneida Savings Bank. In the event of the executive's death, The Oneida Savings Bank will pay his Base Salary and payments related to executive's participation in benefit plans of The Oneida Savings Bank to his named beneficiaries for 90 days following his death. The employment agreements provide that, following executive's termination of employment, executive will not compete with The Oneida Savings Bank for a period of twenty-four months.

         Mr. Haskell has entered into an employment agreement between the executive and Bailey & Haskell Associates, Inc., a wholly owned subsidiary of The Oneida Savings Bank (collectively referred to as the "Corporation"). The agreement was originally executed on October 2, 2000 and is expiring on September 30, 2008 ("Employment Term"). Prior to the expiration of the Employment Term, the parties may negotiate for renewal or extension of their agreement or indicate through written notice at least sixty (60) days prior to expiration an intent not to renew. If the employment agreement is not terminated at the end of the Employment Term the agreement will automatically be extended for an additional 12-month period. Under the agreement the Base Salary for Mr. Haskell of $181,125 may be increased but not decreased. In addition to the Base Salary, the agreements provide for, among other things, participation in retirement plans and other employee and fringe benefits applicable to all personnel. The agreement also provides Additional Compensation equal to 5% of the consideration paid by the Corporation upon the acquisition of any companies providing insurance agency and brokerage services, provided that Mr. Haskell materially participated in the consummation of the acquisition.

         The agreement provides for termination of executive by the Corporation for cause at any time. In the event the Corporation terminates the executive's employment for reasons other than for cause the executive would be entitled to severance pay in a lump sum amount equal to the Base Salary due to executive for the remaining term of the agreement. Assuming this triggering event occurred on December 31, 2007 a payment to Mr. Haskell in the amount $135,844 would have been payable by the Company.

         In the event of executive's disability for a period of twenty-months months ("Disability Period"), the Corporation may terminate the agreement provided that the Corporation will be obligated to pay executive his Base Salary and benefits under benefit plans during the Disability Period, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Corporation. The employment agreement provides that, following executive's termination of employment, executive will not compete with the Corporation for a period of thirty-six months.

         Mr. Catanzarita has entered into an employment agreement between the executive and Benefit Consulting Group, Inc., a wholly owned subsidiary of The Oneida Savings Bank (collectively referred to as the "Corporation"). The agreement was originally executed on January 1, 2006 and is expiring on September 30, 2011 ("Employment Term"). Prior to the expiration of the Employment Term, the parties may negotiate for renewal or extension of their agreement or indicate through written notice at least sixty (60) days prior to expiration an intent not to renew. If the employment agreement is not terminated at the end of the Employment Term the agreement will automatically be extended for an additional 12-month period. Under the agreement the Base Salary for Mr. Catanzarita of $157,500 may be increased but not decreased. In addition to the Base Salary, the agreements provide for, among other things, participation in retirement plans and other employee and fringe benefits applicable to all personnel.

         The agreement provides for termination of executive by the Corporation for cause at any time. In the event the Corporation terminates the executive's employment for reasons other than for cause the executive would be entitled to severance pay in a lump sum amount equal to the Base Salary due to executive for the remaining term of the agreement. Assuming this triggering event occurred on December 31, 2007 a payment to Mr. Catanzarita in the amount $590,625 would have been payable by the Company.

         In the event of executive's disability for a period of twelve (12) consecutive months or for any accumulated period of eighteen (18) months within a three (3) year period ("Disability Period"), the Corporation may terminate the agreement provided that the Corporation will be obligated to pay executive his Base Salary and benefits under benefit plans during the Disability Period, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Corporation. The employment agreement provides that, following executive's termination of employment, executive will not compete with the Corporation for a period of twenty-four months.

         Plan-Based Awards. The following table provides information for the year ended December 31, 2007 as to grants of plan-based awards for our named executive officers.

------------------------------------------------------------------------------------------------------------------------------------

                                    Grants of Plan-Based Awards For the Fiscal Year Ended 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              All other
                                 Estimated future payouts under                                  All other     option    Exercise or
                                              Non-               Estimated future payouts under    stock       awards:    base price
                                  equity incentive plan awards    equity incentive plan awards    awards:     number of      of
                                ---------------------------------------------------------------  number of   securities    option
                          Grant  Threshold   Target    Maximum    Threshold   Target   Maximum   shares or   underlying    awards
        Name               date     ($)        ($)       ($)         (#)       (#)       (#)     units (#)   options (#)    ($/Sh)
------------------------------------------------------------------------------------------------------------------------------------
Michael R. Kallet,
President and Chief  (1) 12/31/07    $0      $61,680    $70,000        --         --       --         --           --          --
Executive Officer
------------------------------------------------------------------------------------------------------------------------------------
Eric E. Stickels,
Executive Vice Pres. (1) 12/31/07    $0      $30,840    $35,000        --         --       --         --           --          --
and Chief Financial
Officer
------------------------------------------------------------------------------------------------------------------------------------
Thomas H. Dixon,
Executive Vice Pres.,(1) 12/31/07    $0      $30,840    $35,000        --         --       --         --           --          --
Chief Credit Officer
------------------------------------------------------------------------------------------------------------------------------------
John E. Haskell
President            (2) 12/31/07    --      $41,667         --        --         --       --         --           --          --
Bailey & Haskell
Associates, Inc.
------------------------------------------------------------------------------------------------------------------------------------
John F. Catanzarita            --    --           --         --        --         --       --         --           --          --
President
Benefit Consulting
Group, Inc.
------------------------------------------------------------------------------------------------------------------------------------

 (1) Represents threshold target and maximum payments achievable under our Performance Based Compensation Plan earned based upon financial targets to be achieved during the year ended December 31, 2007 and to be paid in April 2008 for Messrs. Kallet, Stickels and Dixon.

(2) Mr. Haskell's non-equity incentive compensation is based upon criteria established in his employment agreement with the Company.

Benefit Plans

         Performance Based Compensation Plan. The Performance Based Compensation Plan (the "Incentive Plan") was established in 2005 and last amended in January 2006, as a non-qualified plan. Under the Incentive Plan, annual performance awards for Oneida Financial Corp.'s financial performance relative to the return on average assets, return on average equity and earnings per share growth rate, adjusted for any one-time income or expense recognition, are made to executive officers. Messrs. Kallet, Stickels and Dixon participate in this non-equity incentive compensation plan.

         Executive officers are classified into two categories: Class I (Chief Executive Officer) and Class II (Other Executive Officers). Awards are allocated to eligible participants within each class in accordance with the participant's base compensation (as reported to the Internal Revenue Service on Form W-2) as a ratio of the base compensation of the entire class. The award allocated to Class I is 50% and Class II is 50%. The maximum total award payable to all participants is 4% of Oneida Financial Corp.'s net income. The following limitations on awards also apply: (i) No award will be made if the return on average equity for an award year is less than 4.0%, (ii) no award will be made if return on average assets for an award year is less than 0.50%, (iii) no award will be made if the most recent Regulatory Examination Report does not reflect a Uniform Composite Rating of 1 or 2.

         2000 Recognition and Retention Plan. During the fiscal year ended December 31, 2000, Oneida Financial Corp. adopted, and Oneida Financial Corp.'s stockholders approved, the 2000 Recognition and Retention Plan (the

"2000 Recognition Plan"). Pursuant to the 2000 Recognition Plan, 4,500 shares of common stock ("Restricted Stock") were awarded to each non-employee director and Messrs. Kallet, Stickels and Dixon were awarded 45,000, 22,500, and 22,500, shares of common stock, respectively, adjusted for Oneida Financial Corp.'s 3 for 2 stock dividends on April 23, 2002 and February 24, 2004. Recognition Plan awards vest ratably over a five-year period. During the year ended December 31, 2007, no awards were made under the 2000 Recognition Plan to the Named Executive Officers.

         Stock Option Plan. During the year ended December 31, 2000, Oneida Financial Corp. adopted, and Oneida Financial Corp.'s stockholders approved, the 2000 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, options to purchase 30,000 shares were originally granted to non-employee directors at an exercise price of $10.625 per share, the fair market value of the underlying shares on the date of the award. The number of shares of common stock that may be acquired pursuant to options and the per share exercise price of the options have subsequently been adjusted to reflect the 3 for 2 stock dividends Oneida Financial Corp. paid in April 2002 and February 2004. The term of the options is ten years from the date of grant and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of Oneida Financial Corp. The awards included an equal number of reload options and, with respect to awards to key employees, limited rights. A limited right gives the option holder the right, upon a change in control of Oneida Financial Corp. or The Oneida Savings Bank, to receive, in cash, the excess of the market value of the shares represented by the limited rights on the date exercised over the exercise price. Dividend equivalent rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. Reload options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has delivered as payment of the exercise price or to replace option shares retained by the employer for payment of the option holder's withholding tax.

         In December 2005, in response to changes in the accounting of limited rights and other cash settlement features set forth in the Stock Option Plan, the Stock Option Plan was amended to eliminate the ability to award limited rights, to eliminate outstanding limited rights with the consent of the award recipient, to eliminate the right to receive a cash settlement of an option following a transaction in which stockholders of Oneida Financial Corp. are to receive securities that are not registered under the Securities Act of 1933, and to provide that no provision of the plan shall operate to require the cash settlement of a stock option in circumstances that are not in the discretion of Oneida Financial Corp.

         No options were granted under the Stock Option Plan to the Named Executive Officers during 2007.

         2006 Recognition and Retention Plan. During the fiscal year ended December 31, 2006, Oneida Financial Corp. adopted, and Oneida Financial Corp.'s stockholders approved, the 2006 Recognition and Retention Plan (the "2006 Recognition Plan"). Pursuant to the 2006 Recognition Plan, 2,000 shares of common stock ("Restricted Stock") were awarded to each non-employee director and Messrs. Kallet, Stickels, Dixon and Haskell were awarded 20,000, 10,000, 10,000 and 2,000, shares of common stock, respectively. Recognition Plan awards vest ratably over a five-year period. During the year ended December 31, 2007, no awards were made under the 2006 Recognition Plan to the Named Executive Officers.

         Outstanding Equity Awards at Year End. The following table sets forth information with respect to our outstanding equity awards as of December 31, 2007 for our named executive officers.

----------------------------------------------------------------------------------------------------------------------------------

                  Outstanding Equity Awards at Fiscal Year-End
----------------------------------------------------------------------------------------------------------------------------------

                                              Option awards                                        Stock awards
                     -------------------------------------------------------------------------------------------------------------
                                                                                                                        Equity
                                                                                                                       incentive
                                                                                                                         plan
                                                                                                            Equity      awards:
                                                                                                          incentive    market or
                                                 Equity                                                      plan       payout
                                                 incentive                                                 awards:     value of
                                                 plan                                          Market     number of    unearned
                       Number of                 awards:                          Number of   value of     unearned     shares,
                       securities   Number of    number of                        shares or   shares or    shares,       units
                       underlying   securities   securities                       units of    units of      units      or other
                      unexercised   underlying   underlying   Option              stock that  stock that    or other     rights
                      options (#)  unexercised   unexercised exercise   Option    have not    have not   rights that     that
       Name           exercisable  options (#)   earned       price   expiration  vested (#)  vested ($)    have not    have not
                          (1)      unexercisable options (#)   ($)       date        (2)         (3)      vested (#)  vested ($)
----------------------------------------------------------------------------------------------------------------------------------
Michael R. Kallet,       48,050          0             --     $ 4.722  4/25/2010   12,000     $ 115,320        --          --
President and Chief       1,069          0                    $ 17.00  4/25/2010
Executive Officer         3,742          0                    $ 17.00  4/25/2010
                          1,299          0                    $ 14.00  4/25/2010
                          5,861          0                    $ 14.00  4/25/2010

----------------------------------------------------------------------------------------------------------------------------------
Eric E. Stickels,        19,000          0             --     $ 4.722  4/25/2010    6,000     $  57,660        --          --
Executive Vice            3,600          0                    $ 9.333  4/25/2010
President and Chief       1,593          0                    $17.773  4/25/2010
Financial Officer         1,280          0                    $ 14.00  4/25/2010

----------------------------------------------------------------------------------------------------------------------------------
Thomas H. Dixon,         14,206          0             --     $ 4.722  4/25/2010    6,000     $  57,660        --          --
Executive Vice            1,500          0                    $17.133  4/25/2010
President, and Chief      4,664          0                    $ 14.15  4/25/2010
Credit Officer              336          0                    $ 14.15  4/25/2010

----------------------------------------------------------------------------------------------------------------------------------
John E. Haskell           6,750          0             --     $ 4.722  4/25/2010    1,200     $  11,532        --          --
President
Bailey & Haskell
Associates, Inc.
----------------------------------------------------------------------------------------------------------------------------------
John F. Catanzarita          --         --             --          --        --        --            --        --          --
President
Benefit Consulting
Group, Inc.
----------------------------------------------------------------------------------------------------------------------------------

(1) Represents options granted and reload options received (upon the exercise of stock options when previously owned common stock was utilized to pay the option exercise price) under the Oneida Financial Corp. 2000 Stock Option Plan to the Executive Officers. No new options were granted during 2007.

(2) Represents the remaining unvested stock awarded under the Oneida Financial Corp. 2006 Recognition and Retention Plan as of December 31, 2007. The shares vest ratably on December 31, 2007 through 2010.

(3) Represents value of the unvested shares awarded under the Oneida Financial Corp. 2006 Recognition and Retention Plan at December 31, 2007.

         Options Exercised and Stock Vested. The following table sets forth information with respect to option exercises and common stock awards that have vested during the year ended December 31, 2007 for our named executive officers.

------------------------------------------------------------------------------------------------------------------------------
                                       Option Exercises and Stock Vested for the Fiscal Year
------------------------------------------------------------------------------------------------------------------------------

                                                Option awards                                    Stock awards
------------------------------------------------------------------------------------------------------------------------------
                                                                                   Number of shares      Value realized on
                                   Number of shares        Value realized on    acquired on vesting (#)      vesting ($)
           Name                 acquired on exercise (#)      exercise ($)               (1)                    (2)
------------------------------------------------------------------------------------------------------------------------------
Michael R. Kallet,                          --               $         --               4,000                $ 38,440
President and Chief Executive
Officer
------------------------------------------------------------------------------------------------------------------------------
Eric E. Stickels,                           --               $         --               2,000                $ 19,220
Executive Vice President and
Chief Financial Officer
------------------------------------------------------------------------------------------------------------------------------
Thomas H. Dixon,                            --               $         --               2,000                $ 19,220
Executive Vice President and
Chief Credit Officer
------------------------------------------------------------------------------------------------------------------------------
John E. Haskell                             --               $         --                 400                $  3,844
President
Bailey & Haskell Associates,
Inc.
------------------------------------------------------------------------------------------------------------------------------
John F. Catanzarita                         --               $         --                  --                      --
President
Benefit Consulting Group, Inc.
------------------------------------------------------------------------------------------------------------------------------

(1) The number shares shown in this column represent the vesting of stock awarded under the Oneida Financial Corp. 2006 Recognition and Retention Plan as of December 31, 2006.

(2)  Represents value at December 31, 2007.

         Pension Benefits. The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2007 for the named executive officers.

---------------------------------------------------------------------------------------------------------------------------------
                                          Pension Benefits at and for the Fiscal Year
---------------------------------------------------------------------------------------------------------------------------------
                                                                       Number of years    Present value of   Payments during last
            Name                            Plan name                 credited service   accumulated benefit    fiscal year ($)
                                                                            (#)                 ($)
---------------------------------------------------------------------------------------------------------------------------------
Michael R. Kallet,                 Retirement Accumulation Plan of          25               $407,625                $ --
President and Chief Executive      Oneida Savings Bank
Officer
---------------------------------------------------------------------------------------------------------------------------------
Eric E. Stickels,                  Retirement Accumulation Plan of          26               $126,775                $ --
Executive Vice President and       Oneida Savings Bank
Chief
Financial Officer
---------------------------------------------------------------------------------------------------------------------------------
Thomas H. Dixon,                   Retirement Accumulation Plan of          12                $64,898                $ --
Executive Vice President  and      Oneida Savings Bank
Chief
Credit Officer
---------------------------------------------------------------------------------------------------------------------------------
John E. Haskell                    Retirement Accumulation Plan of           7                $47,041                $ --
President                          Oneida Savings Bank
Bailey & Haskell Associates, Inc.
---------------------------------------------------------------------------------------------------------------------------------
John F. Catanzarita                                --                       --                   --                    --
President
Benefit Consulting Group, Inc.
---------------------------------------------------------------------------------------------------------------------------------

         This table represents the account value of the executive's hypothetical account balance at December 31, 2007 in the Retirement Accumulation Plan of Oneida Savings Bank, a non-contributory defined benefit pension plan utilizing a cash balance plan design.

         Mr. Kallet does qualify for "early retirement" as defined by the Retirement Accumulation Plan of Oneida Savings Bank. Due to the cash balance plan design there is no escalation of benefits under the Plan in the event the early retirement feature was elected.

         Deferred Compensation. At and for the year ended December 31, 2007 we had no nonqualified deferred compensation awards or plans for the named executive officers.

         Directors' Summary Compensation Table. Set forth below is summary compensation for the year ended December 31, 2007 for each of our directors, except for any director who is also a named executive officer.

-------------------------------------------------------------------------------------------------------------------
                                              Director Compensation
-------------------------------------------------------------------------------------------------------------------
                                                                               Change in
                                                                              pension value
                                                                                and non-
                                                                 Non-equity     qualified
                          Fees earned                             incentive     deferred
                          or paid in     Stock        Option        plan      compensation    All other
       Name                 cash ($)      awards      awards    compensation    earnings    compensation    Total
                              (1)         ($)           ($)          ($)           ($)           ($)         ($)
-------------------------------------------------------------------------------------------------------------------
Patricia D. Caprio         $ 26,650        --           --            --             --          --       $ 26,650
-------------------------------------------------------------------------------------------------------------------
Edward J. Clarke           $ 17,950        --           --            --             --          --       $ 17,950
-------------------------------------------------------------------------------------------------------------------
Rodney D. Kent             $ 27,950        --           --            --             --          --       $ 27,950
-------------------------------------------------------------------------------------------------------------------
Michael A. Miravalle       $ 16,750        --           --            --             --          --       $ 16,750
-------------------------------------------------------------------------------------------------------------------
Richard B. Myers           $ 26,750        --           --            --             --          --       $ 26,750
-------------------------------------------------------------------------------------------------------------------
Frank O. White, Jr         $ 18,350        --           --            --             --          --       $ 18,350
-------------------------------------------------------------------------------------------------------------------
Marlene C. Denney          $ 16,450        --           --            --             --          --       $ 16,450
-------------------------------------------------------------------------------------------------------------------
Gerald N. Volk             $ 17,050        --           --            --             --          --       $ 17,050
-------------------------------------------------------------------------------------------------------------------

(1) Represents board stipend plus meeting fees paid when the director attends a board or committee meeting.

         Directors of Oneida Financial Corp. are not separately compensated. Directors of The Oneida Savings Bank receive an annual retainer of $7,500 and a fee of $600 for each Bank Board of Directors meeting attended. Directors receive $400 for each committee meeting attended. Members of the executive committee receive $400 for each executive committee meeting attended. The Chairman of the Board receives an additional $200 for every Board of Directors meeting attended and each committee chair receives an additional $100 for every committee meeting attended. Employee directors receive monthly meeting fees for Bank Board of Directors meetings and an annual retainer, but do not receive committee attendance fees. The Oneida Savings Bank paid a total of $209,600 in director fees during the year ending December 31, 2007.

         In addition, the Directors participate in the 2006 Recognition and Retention Plan with 2,000 shares of common stock ("Restricted Stock") awarded to each non-employee director. Recognition Plan awards vest ratably over a five-year period.

Transactions With Certain Related Persons

         All transactions between Oneida Financial Corp. and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to Oneida Financial Corp. than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of Oneida Financial Corp. not having any interest in the transaction.

         Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Oneida Financial Corp. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to The

Oneida Savings Bank's directors and officers are made in conformity with the Federal Reserve Act and applicable regulations. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectability nor present other unfavorable features.

         Director John E. Haskell is the President of Bailey & Haskell Associates, Inc., the wholly owned insurance agency subsidiary of Oneida Savings Bank. During fiscal 2000 the Company completed the acquisition of Bailey & Haskell Associates, Inc. Under the terms of the agreement, contingent purchase payments were to be made based upon future performance levels of the subsidiary over a five-year period. An additional contingent purchase payment in the amount of $1,556,070 was paid in fiscal 2006 to an entity in which Mr. Haskell has approximately a 50% beneficial interest. This represents the final payment under the terms of the agreement

         During fiscal 2006 the Bank completed its acquisition of Benefit Consulting Group L.L.C., an employee benefits consulting and retirement plan administration firm for $3.7 million. Thomas J. Bader, Jerome A. Lindberg, John
F. Catanzarita, Donald J. Abernethy, James R. Mersfelder and Pamela S. Stobnicke were the Members (collectively "Members") of the selling company. All Members of the selling company became employees of the resulting company Benefit Consulting Group Inc., as a wholly-owned subsidiary of Oneida Savings Bank. All Members entered into employment agreements with Benefit Consulting Group, Inc. in substantially the same form as described for Mr. Catanzarita under the "Employment Agreement" section of this proxy statement. Under the terms of the purchase agreement, contingent purchase payments may be made based upon future performance levels of the subsidiary over a five-year period. An additional contingent purchase payment in the amount of $131,417 was paid in fiscal 2007 to Benefit Consulting Group L.L.C. in which Mr. Catanzarita has a beneficial interest.

--------------------------------------------------------------------------------
    PROPOSAL II--RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM
--------------------------------------------------------------------------------

         The audit committee of Oneida Financial Corp. has approved the appointment of Crowe Chizek and Company LLC to be Oneida Financial Corp.'s independent registered public accounting firm for the fiscal year ending December 31, 2008, subject to the ratification of the appointment by Oneida Financial Corp.'s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the appointment of Crowe Chizek and Company LLC for Oneida Financial Corp.'s fiscal year ending December 31, 2008. A representative of Crowe Chizek and Company LLC is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

         The following table sets forth the aggregate fees billed to us (or the Bank) for the years ended December 31, 2007 and 2006 by Crowe Chizek and Company
LLC:


                                              2007       2006
                                            --------   --------
                Audit Fees ..............   $135,000   $127,450
                Audit Related Fees ......     54,550     42,170
                Tax Fees ................     57,500     29,500
                All Other Fees ..........      5,940      9,840
                                            --------   --------
                                            $252,990   $208,960

         Audit Fees. During the past two years, the aggregate fees billed for professional services rendered by Crowe Chizek and Company LLC during 2006 and 2007 for the audit of Oneida Financial Corp.'s annual financial statements and for the review of Oneida Financial Corp.'s Forms 10-Q were $127,450 for 2006 and $135,000 for 2007.

         Audit-Related Fees. During the past two years, the aggregate fees billed for professional services by Crowe Chizek and Company LLC that are not directly related to the preparation of the annual audit but reasonably related to the performance of the audit were $42,170 for 2006 and $54,550 for 2007. Services performed included audits of the Company's various benefit plans.

         Tax Fees. During the past two fiscal years, the aggregate fees billed for professional services by Crowe Chizek and Company LLC for tax services were $29,500 for 2006 and $57,500 for 2007. Additional services performed by Crowe Chizek and Company LLC during 2007 included cost segregation studies for the Company's two new facilities in Rome and North Syracuse, New York and a merger cost analysis for the Company's acquisition of NBV.

         All Other Fees. During the past two fiscal years the fees were billed for professional services rendered to Oneida Financial Corp. by Crowe Chizek and Company LLC for service other than those listed above were $9,840 for 2006 and $5,940 for 2007.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

         The audit committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The audit committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the tax fees and other fees paid in 2006 and 2007 were approved by the audit committee.

         In order to ratify the selection of Crowe Chizek and Company LLC as the independent registered public accounting firm for the 2008 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Crowe Chizek and Company LLC as independent registered public accounting firm for the 2008 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Oneida Financial Corp.'s executive office, 182 Main Street, Oneida, New York 13421, no later than December 1, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------
        ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING
--------------------------------------------------------------------------------

         The Bylaws of Oneida Financial Corp. provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of Oneida Financial Corp. at least five (5) days before the date fixed for such meeting. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder; describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require Oneida Financial Corp. to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

         The date on which the Annual Meeting of Stockholders is expected to be held is May 5, 2009. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the Annual Meeting of Stockholders must be given to Oneida Financial Corp. no later than April 28, 2009.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The cost of solicitation of proxies will be borne by Oneida Financial Corp. Oneida Financial Corp. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Oneida Financial Corp. may solicit proxies personally or by telephone without additional compensation.

         A COPY OF ONEIDA FINANCIAL CORP.'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 IS AVAILABLE FOR REVIEW ON OUR WEBSITE AT www.oneidabank.com AND WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF
------------------
THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO ERIC E. STICKELS, SECRETARY, ONEIDA FINANCIAL CORP., 182 MAIN STREET, ONEIDA, NEW YORK 13421, OR CALL (315) 363-2000.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Eric E. Stickels

                                             Eric E. Stickels
                                             Secretary
Oneida, New York
April 8, 2008

                                 REVOCABLE PROXY

                             ONEIDA FINANCIAL CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 6, 2008

         The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Oneida Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York on May 6, 2008, at 4:00 p.m. Eastern time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                FOR           WITHHELD
                                                                ---           --------
 1.      The election as director of all nominees
         listed below:                                          [_]             [_]

         To serve for a three-year term
         ------------------------------

         Edward J. Clarke
         Rodney D. Kent
         Richard B. Myers


         INSTRUCTION: To withhold your vote for
         one or more nominees, write the name
         of the nominee(s) on the line(s) below.

         --------------------------

         --------------------------

         --------------------------

                                                                FOR           AGAINST            ABSTAIN
                                                                ---           -------            -------
 2.      The ratification of the appointment of Crowe           [_]             [_]                 [_]
         Chizek and Company LLC as Oneida Financial
         Corp.'s independent registered public
         accounting firm for the fiscal year ending
         December 31, 2008.


The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of Oneida Financial Corp. at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Oneida Financial Corp. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

         The undersigned acknowledges receipt from Oneida Financial Corp. prior to the execution of this proxy of notice of the Annual Meeting; a proxy statement dated April 8, 2008 and audited financial statements.



Dated:                                         [_]    Check Box if You Plan
       ------------------------                       to Attend Annual Meeting


-------------------------------                ---------------------------------
PRINT NAME OF STOCKHOLDER                      PRINT NAME OF STOCKHOLDER


-------------------------------                ---------------------------------
SIGNATURE OF STOCKHOLDER                       SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.